Exhibit 99.1

InSite Vision and QLT Amend Merger Agreement

InSite Board Determines Previously Announced Unsolicited Binding Offer from a Multi-National Pharmaceutical Company No Longer Constitutes a “Company Superior Proposal”

ALAMEDA, Calif. – August 27, 2015 — InSite Vision Inc. (OTCBB: INSV) today announced that InSite and QLT Inc. (NASDAQ: QLTI) (TSX: QLT) entered into a revised merger agreement under which QLT will acquire InSite Vision.

Under the terms of the revised merger agreement, a wholly owned subsidiary of QLT will be merged with and into InSite Vision. At the time of the merger, each InSite Vision share will be exchanged for the following:

•	0.078 QLT shares, if the average trading price of QLT shares for the 15-trading day period ending on the trading day immediately preceding the closing of the merger (the Average QLT Trading Price) is between $3.22 and $3.86;

•	a number of QLT shares equal to $0.30 divided by the Average QLT Trading Price, if the Average QLT Trading Price is greater than $3.86; and

•	a number of QLT shares equal to $0.25 divided by the Average QLT Trading Price, if the Average QLT Trading Price is less than $3.22.

On August 26, 2015, QLT’s closing trading price was $3.43 per share. Based on yesterday’s closing price, an InSite Vision stockholder would receive shares of QLT worth approximately $0.267 per share of InSite held. The prior agreement with QLT, announced June 8, 2015, offered $0.178 per InSite share as of that date. Under the new agreement, the number of QLT shares to be issued in the merger is subject to a cap so that QLT will not issue QLT shares in excess of 19.9% of then-outstanding QLT shares. In such an event, the remaining merger consideration would be paid in cash (based on the value of the Average QLT Trading Price) on a pro rata, per share basis.

“The amended merger agreement with QLT provides a significant improvement in value for our shareholders,” said Tim Ruane, InSite Vision’s Chief Executive Officer. “The new agreement provides assurance of at least $0.25 per share and provides potential upside appreciation, depending on QLT’s trading prices, to up to $0.30 per share.”

InSite Vision’s Board of Directors approved the revised merger agreement with QLT and determined that the previously announced unsolicited offer from a multi-national pharmaceutical company (the “Bidder”) to acquire InSite Vision for $0.25 per share in an all-cash transaction no longer constitutes a “Company Superior Proposal” as defined in the QLT merger agreement.

Under the terms of the amended QLT merger agreement, the termination fee that QLT will be entitled to receive from InSite if the amended merger agreement is terminated under certain circumstances was increased from $1,170,000 to $2,667,000, or approximately 5% of InSite’s enterprise value.

About InSite Vision

InSite Vision is advancing new specialty ophthalmologic products for treatment of diseases affecting the front and back of the eye. The company has two commercial products based on its innovative DuraSite® platform approved for the treatment of bacterial eye infections, AzaSite® (azithromycin ophthalmic solution) 1%, marketed in the U.S. by Akorn, Inc., and Besivance® (besifloxacin ophthalmic suspension) 0.6%, marketed by Bausch & Lomb, a wholly owned subsidiary of Valeant Pharmaceuticals International. InSite Vision has a proprietary portfolio of clinical-stage product candidates, and has filed an NDA for BromSite™ (0.075% bromfenac) for the treatment of inflammation and prevention of pain associated with cataract surgery. InSite Vision currently plans to file an NDA with the FDA in 2017 for the commercial approval by the U.S. Food and Drug Administration (FDA) of DexaSite™ for the treatment of blepharitis. InSite Vision’s AzaSite Plus™ is advancing through Phase 3 clinical studies for the treatment of eye infections, and ISV-101 is in Phase 1/2 clinical development for dry-eye disease and inflammation. For further information on InSite Vision, please visit www.insitevision.com.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Additional Information

In connection with the proposed merger of InSite Vision and QLT, QLT filed with the U.S. Securities and Exchange Commission (SEC) a Registration Statement on Form S-4 that includes a preliminary proxy statement of InSite Vision and that also constitutes a preliminary prospectus of QLT (the Form S-4). The Form S-4 has not yet been declared effective by the SEC and is not complete and will be further amended. InSite Vision plans to mail the definitive proxy statement/prospectus to its stockholders when it becomes available. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the definitive proxy statement/ prospectus (when available) and other documents filed with the SEC by QLT or InSite Vision through the website maintained by the SEC at http://www.sec.gov and, in QLT’s case, also on the System for Electronic Document Analysis Retrieval (SEDAR) website maintained by the Canadian Securities Administrators at www.sedar.com. Copies of the documents filed with the SEC by InSite Vision will be available free of charge on InSite Vision’s website at www.InSiteVision.com or by contacting InSite Vision at 510-747-1220.

Participants in the Merger Solicitation

QLT, InSite Vision, their respective directors and certain of their executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction between InSite Vision and QLT. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the QLT and InSite Vision shareholders in connection with the proposed merger of InSite Vision with QLT and a description of their direct and indirect interests, by security holdings or otherwise, are set forth in the preliminary proxy statement/prospectus that has been filed with the SEC. Information about the directors and executive officers of QLT is set forth in its Annual Report on Form 10-K/A, which was filed with the SEC on April 30, 2015. Information about the directors and executive officers of InSite Vision is set forth in its proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on February 19, 2015.

Cautionary Statements Related to Forward-Looking Statements

Statements in this document that are not strictly historical, including statements regarding the revised terms of a transaction with QLT, the status of InSite Vision’s proposed merger with QLT, InSite’s clinical and regulatory plans, including its expectation of filing an NDA for DexaSite for the treatment of blepharitis (“DexaSite NDA”) in 2017, and other statements contained herein may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which InSite Vision operates; InSite Vision’s and QLT’s ability to satisfy conditions in the QLT merger agreement and consummate a merger on the anticipated timeline or at all; and InSite’s ability to file the DexaSite NDA in a timely manner or at all.; Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in (i) InSite Vision’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015 under the caption “Risk Factors” and elsewhere in such reports; and (ii) QLT’s SEC filings, including its Annual Report on Form 10-K (as amended) for the fiscal year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015 under the caption “Risk Factors” and elsewhere in such reports. The forward-looking statements made herein speak only as of the date hereof and neither InSite Vision nor any of its affiliates assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

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AzaSite®, DuraSite® and DuraSite® 2 are registered trademarks of InSite Vision Incorporated.

AzaSite Xtra™, AzaSite Plus™, BromSite™, DexaSite™ and BromDex™ are trademarks of InSite Vision Incorporated.

Besivance® is a registered trademark of Bausch + Lomb Incorporated.

InSite Vision

Louis Drapeau, 510-747-1220

Chief Financial Officer

mail@insite.com

or

Media/Investor Inquiries

BCC Partners

Karen L. Bergman, 650-575-1509

Susan Pietropaolo, 845-638-6290

cell: 201-923-2049